tZERO

AMENDED AND RESTATED MASTER SERVICES TERMS AND CONDITIONS

tZERO (as defined below) offers various service offerings ("**Services**") relating to preparing, facilitating, and managing offerings of securities ("**Offerings**"). Client (as defined below) desires to obtain the right to access and use certain of the Services as specified herein and in the exhibits attached hereto (each, an "**Exhibit**"). These "**Terms and Conditions**" set forth the terms and conditions under which tZERO is willing to enter into Agreements (as defined below) to provide Client with certain limited rights to access and use the Services purchased by Client, as specified herein and in each Exhibit applicable to those Services. This Amended and Restated Master Services Terms and Conditions amends and restates in its entirety those Terms and Conditions, including all Exhibits thereto, dated as of August 11, 2023 (as amended by Amendment No. 1, dated as of August 25, 2023 and Amendment No. 2 dated October 27, 2023), between tZERO and Client

Client:	Spirits Capital Corporation
Address:	100 Bayview Circle, Suite 4100 Newport Beach, CA 92660
Primary Contact:	Name: Todd Sanders Phone: (949) 674-0355 Email: todd@spiritscap.com
Accepted and Agreed by Client:	Signature: DocuSigned by: Todd Sanders Name: Todd Sanders Title: Chairman & CEO Date: November 15, 2023

1. **PURCHASED SERVICES.** The following Services are available for purchase under these Terms and Conditions:

Service	Applicable Exhibit
Broker of Record	**Exhibit A**
Primary Issuance Platform	**Exhibit B**
Escrow Agent	**Exhibit C**

All Services are as specified in a separate Exhibit applicable to those Services. Each Service is separately purchased by Client by entering into the Exhibit applicable to that Service. No Exhibit is valid, and no Service under any Exhibit will be deemed to be purchased by Client, until such Exhibit is entered into by both parties as specified in such Exhibit. Acceptance of any Exhibit is in tZERO's sole discretion and tZERO shall have no responsibility or obligation as to any Service until the applicable Exhibit for that Service has been entered into by tZERO in writing. Once entered into by the parties in writing, each Exhibit, together with these Terms and Conditions, will form a separate agreement between Client and the tZERO entity specified in that Exhibit (each, an "**Agreement**") as to the Services under that Exhibit (for purposes of that Agreement, the "**Purchased Services**"). For purposes of any Agreement all references to "**tZERO**" in these Terms and Conditions and the Exhibit forming a part of that Agreement will refer to the tZERO entity entering into that Exhibit and all references herein to a "party" or the "parties" will refer collectively and interchangeably to Client and such tZERO entity. To the extent of any conflict between these Terms and Conditions and any Exhibit forming a part of any Agreement, these Terms and Conditions will control, except to the extent an Exhibit expressly identifies a provision of these

Terms and Conditions to be superseded by that Exhibit.

2. **Agreement.** Each Agreement consists of these Terms and Conditions and a single applicable Exhibit entered into by the parties, including all schedules referenced in such Exhibit, all of which are hereby incorporated into and made a part of each Agreement. Each Agreement is separate and distinct from any other Agreement. Each Agreement sets forth the entire understanding and agreement of the parties only with respect to the Purchased Services under that Agreement and all access to and use thereof. Each Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under that Agreement, but not as to the Purchased Services under any other Agreement.

3. **Term.** The term of each Agreement ("**Term**") will begin on the Effective Date specified in the Exhibit forming a part of that Agreement and will continue for the term specified in that Exhibit.

4. **Definitions.** All capitalized terms used in each Agreement and defined in the context in which they are used will have the meanings given to them herein. All other terms used in each Agreement will have their plain English meaning as commonly interpreted in the United States.

5. **Availability.** tZERO may modify or discontinue any Services in tZERO's sole discretion. Upon notice of any such modification or discontinuance of any Services, each Agreement shall be deemed amended to reflect such modification or discontinuance.

6. **Client Authorized Users.** Access to and use of the Purchased Services is restricted to those employees, contractors, customers, investors and agents of Client specifically authorized by Client to access and use the Purchased Services ("**Client Authorized Users**"). Client covenants and agrees to only permit Client Authorized Users to access or use the Purchased Services. Access to the Purchased Services may require Client Authorized Users to establish an account (an "**Account**"). Unless otherwise specified by tZERO, each Account and the access information and credentials established for that Account ("**Account ID**") is issued to a specific Client Authorized User and may be used only by that Client Authorized User. Client will ensure that all information about each Client Authorized User provided to tZERO in connection with establishing each Account ID is accurate and complete and will maintain that information as accurate and complete throughout the term of this Agreement. Client is solely responsible for all access to and use of the Purchased Services by each Client Authorized User and for compliance by each Client Authorized User with the applicable terms of this Agreement. Client will remain responsible and liable for all acts and omissions of all Users in connection with the Purchased Services. Client will ensure the security and confidentiality of each Account ID. Client will promptly notify tZERO promptly of any actual or suspected unauthorized access or use of the Purchased Services or any Account or if any Account ID is lost, stolen, or otherwise compromised. Client is solely responsible for all costs, fees, liabilities, or damages incurred through any access to or use of the Purchased Services through each Account or by any Client Authorized User (whether lawful or unlawful) and for all transactions facilitated through any Account or under an Account ID. In no event will tZERO be liable for the foregoing obligations or any failure by Client to fulfill such obligations.

7. **User Agreements.** Prior to allowing any Client Authorized User to access the Purchased Services, tZERO may require that the Client Authorized User agree to become legally bound by an applicable user agreement covering all access to and use of the Purchased Services (a "**User Agreement**"). Client assumes all responsibility and liability for any Client Authorized User provided with any access to the Purchased Services, including all use of or access to the Purchased Services by each such User. Client will be responsible for each Client Authorized User's compliance or failure to comply with any User Agreement, as applicable. Client will promptly notify tZERO upon becoming aware of any breach of any User Agreement by a Client Authorized User.

8. **Support.** tZERO will provide support services for the Purchased Services only as specified in the applicable Exhibit for those Purchased Services ("**Support**"). Support is provided only to Client and Client will be solely responsible for performing all support, training, and other services relating to the Purchased Services requested or required by any Client Authorized Users. Notwithstanding the foregoing, tZERO reserves the right to contact Client Authorized Users in order to facilitate the delivery of Support or other services relating to the Purchased Services as deemed necessary or appropriate by tZERO.

9. **Documentation.** Client covenants and agrees that all use of the Purchased Services will be solely by or on behalf of Client and its Client Authorized Users in accordance with the Agreement for those Purchased Services and all documentation provided by tZERO under that Agreement ("**Documentation**"), as well as all notices, legends, disclaimers, terms and conditions contained in or displayed on or through the Purchased

Services.

10. FEEDBACK. Upon the reasonable request of tZERO, Client will provide tZERO with observations, comments, criticisms, suggested improvements and other feedback about the use, operation, functionality and features of the Purchased Services ("**Feedback**"). tZERO will have the right to use the Feedback at tZERO's sole discretion, including incorporating any portion of the Feedback into the Purchased Services or any other offerings, without notice to, payment to, or further consent from Client. Client hereby grants to tZERO a non-exclusive, irrevocable, perpetual, worldwide, royalty-free, fully paid, fully transferable, fully sublicensable license to use, reproduce, distribute, perform, display, modify, create derivative works of, make, have made, use, import, sell, and offer to sell the Feedback, in any form and for any purpose.

11. CLIENT DATA. Client is solely responsible for, and assumes all risks associated with, all data and information provided by Client or any Client Authorized User to tZERO, whether through the Purchased Services or otherwise, and data and information generated based on such data and information through processing of the Purchased Services ("**Client Data**"). Client will ensure that all Client Data, the transmission of the Client Data to tZERO, and the use and processing thereof by tZERO hereunder, complies with Applicable Laws. Client grants to tZERO all rights necessary to use and process Client Data as necessary to provide the Purchased Services and its other obligations under each Agreement. Client covenants and agrees that Client has and will maintain all necessary consents, permissions, and other rights necessary for the use and processing of the Client Data by tZERO as permitted and required hereunder and tZERO may deem all permitted and required use and processing of Client Data hereunder to have been authorized by Client and each applicable User or other third party. For the avoidance of doubt, Customer Information is not Client Data and nothing herein should be construed as limiting tZERO's ability to process Customer information for its own purposes, including to market other tZERO products and services.

12. THIRD PARTY SERVICES; TRANSFER AGENTS.

12.1 Third Party Services. The Purchased Services may contain or include features, functionality or other services owned or provided by third-party licensors of tZERO ("**Third-Party Services**"). For any Third-Party Services clearly indicated to be subject to third party terms and conditions ("**Third-Party Terms**"), the applicable Third-Party Terms will apply to the Third-Party Services independent of the terms of this Agreement. All other Third-Party Services provided through the Purchased Services may be used only under the terms of the Agreement. Nothing in any Agreement limits Client's rights under, or grants rights to Client that supersede, the terms of any such applicable Third-Party Terms

12.2 Transfer Agents. Client acknowledges and agrees that tZERO has provided them with a list of third-party transfer agents that have been integrated with tZERO's Technology (as defined below) ("**Integrated Transfer Agents**"), as well as the functionality enabled by each integration. Client agrees that if it chooses to engage a transfer agent that is not an Integrated Transfer Agent (i) it will work with tZERO in good faith, and consider tZERO's feedback with respect to the timing and costs associated with any necessary integrations with such third-party transfer agent and (ii) reimburse tZERO for all costs associated with any necessary integrations with such third-party transfer agent. Furthermore, to the extent that Client engages an Integrated Transfer Agent, but requests functionality outside the scope of the enabled functionality between tZERO's Technology and the Integrated Transfer Agent, Client shall reimburse tZERO for all incremental costs.

13. RESTRICTIONS. Client acknowledges that the Purchased Services, all software, hardware and other technology used by or on behalf of tZERO to provide any of the Purchased Services, and all data, datasets, and databases provided through the Purchased Services (collectively, the "**Technology**"), and the structure, organization, and underlying data, information, and source code thereof, constitute intellectual property and proprietary rights of tZERO. As a condition to the rights and licenses granted to Client in the Agreement, Client will not and will not permit any Client Authorized User, Customer or other third party to: (1) use or access the Technology except for the use of the Purchased Services as expressly permitted in the Agreement; (2) modify, adapt, alter, translate, or create derivative works from the Technology; (3) sublicense, distribute, sell, convey, assign, or otherwise transfer the Technology or any portion thereof or rights therein; (4) pledge or in any way encumber the Technology or any portion thereof or rights therein; (5) use the Technology for the benefit of any third party or make the Technology available to any third party, except providing Client Authorized Users access to the Purchased Services as expressly provided herein; (6) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code, structure, design, or method of operation for the Technology; (7)

use the Technology to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of Applicable Laws or the rights of any third-party; (8) use the Technology to store or transmit any viruses, software routines or other code designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data, or to perform any other harmful actions; (9) access or use the Technology or the Documentation in order to build a trading platform for any assets utilizing distributed ledger or blockchain technology, or copy any proprietary features or functions of the Technology; (10) circumvent or overcome (or attempt to circumvent or overcome) any technological protection measures intended to restrict access to any portion of the Technology; (11) utilize the Technology for any purpose that is illegal in any way or that advocates illegal activity; (12) interfere in any manner with the operation or hosting of the Technology or attempt to gain unauthorized access to the Technology; (13) use automated scripts to collect information from or otherwise interact with the Technology; (14) alter, obscure or remove any notices, legends, disclaimers, terms, or conditions contained in or displayed on or through the Technology; or (15) use or access the Technology or any portion thereof for any prohibited end uses under U.S. export controls.

14. tZERO Responsibilities. tZERO is not under any obligation to review or monitor Client's access to or use of the Purchased Services under this Agreement. tZERO does not recommend or endorse any particular market or security or issuer thereof, makes no representation or warranty with respect to any market or security, and has no liability regarding any selection of any market or security. tZERO has no liability or responsibility for the execution of any order entered using the Purchased Services or for any failure of or errors with respect to the execution of any order. Client acknowledges and understands that by using the Purchased Services, Client has no assurance, other than tZERO's commercially reasonable efforts, that any order will be executed at any particular price or time, or executed at all. Providing the Purchased Services will not be construed as a recommendation or an offer to buy or sell or the solicitation of an offer to buy or sell any security, financial product or instrument or to participate in any particular trading strategy. tZERO is not soliciting or recommending any action based upon its provision of the Purchased Services to Client or Client's use of the Purchased Services. In providing access to the Purchased Services, tZERO is acting solely in the capacity of an arm's length contractual counterparty and not as advisor or fiduciary.

15. Fees and Payment; Expenses.

15.1 Fees. Client agrees to pay tZERO all fees specified in each Exhibit under each Agreement ("**Fees**"). Upon execution of this Agreement, tZERO commences the provision of the Purchased Services or sets aside the resources to provide the Purchased Services, which may include the exclusion of other opportunities from other clients. .

15.2 Expenses. Client shall reimburse tZERO for all accountable, reasonable and documented expenses as specified in each Exhibit under the Agreement. Notwithstanding anything to the contrary in any Agreement, all expenses reimbursed to tZERO under the Agreements shall be capped at $15,000 (the "**Expense Cap**"). No expenses under this Section 15.2 shall be advanced by the Client. tZERO shall invoice Client for all expenses under this Section 15.2 as they are incurred in accordance with Section 15.3.

15.3 Payment. Client agrees to pay all Fees and expenses as specified on each invoice for the Fees and expenses issued by tZERO under each Agreement in immediately available U.S. funds within 3 days of the date of the invoice in accordance with the payment instructions provided by tZERO. Until paid in full, all past due amounts will bear an additional charge of the lesser of 1½% per month or the maximum amount permitted under Applicable Law. tZERO may change any portion of the Fees upon any renewal of any Agreement, such changes to take effect at the beginning of the subsequent term of the Agreement.

15.4 Taxes. All Fees are exclusive of, and Client will pay, all federal, provincial, territorial, state, and local taxes, assessments, fees, or other charges of any kind, including, without limitation, any value-added tax (VAT), stamp or other similar tax, social security (or local equivalent), state or regional tax, or income or other federal tax, required by Applicable Law ("**Taxes**"), that may be imposed on either party by way of this Agreement or any amounts paid by Client under an Agreement. Client will be responsible for declaring all income or other consideration received by Client under any Agreement in accordance with applicable law in Client's country of residence or under any other laws governing the parties under the Agreement.

16. Records and Inspection. During the term of each Agreement and for a period of 24 months thereafter, Client shall keep and maintain detailed records reflecting all information reasonably required for tZERO to confirm the calculation of all Fees and any other charges payable to tZERO under the Agreement. During the term of each Agreement and for a period of 24 months thereafter, tZERO will have the right, at any time during

Client's regular business hours, upon 5 days advance written notice to Client, to examine, audit and take extracts from the records required by this Section or from any other books and records of Client relating to the performance of Client under the Agreement to verify whether Client has performed in compliance with the terms of the Agreement, including with respect to the payment of all Fees and other charges due under the Agreement. If any audit reveals an underpayment of the amounts due to tZERO, Client will promptly pay the amount of the underpayment. If such underpayment exceeds 5% of the amount due tZERO during any given month, Client will pay tZERO interest on the amount of such underpayment from the time of such underpayment at a rate of 12% per annum (or if less, the maximum amount permitted by applicable law) and reimburse tZERO for the actual cost of such audit. tZERO may retain an independent auditor to conduct any such audit.

17. OWNERSHIP.

17.1 Platform and Technology. tZERO and its providers and licensors retain all right, title, and interest in and to: (a) the Purchased Services and Technology; (b) all Documentation; (c) any updates, upgrades, enhancements, modifications, or improvements thereof or thereto, whether provided by tZERO or created by either party, either alone or with the other party or any third party; and (d) all IPR (as defined below) therein or relating thereto ("**tZERO Property**"). Client acknowledges that Client does not receive (whether by implication, estoppel, or otherwise) any rights, licenses, or other interests in or to any tZERO Property or any IPR therein or related thereto and no rights, licenses, or other interests are granted to Client in or to any portion of the tZERO Property. Any other rights not expressly granted to Client hereunder are reserved by tZERO. The names and logos associated with the Purchased Services, as well as the other names and logos of tZERO and those of its providers and licensors, are trademarks of tZERO or its third-party providers and licensors, as applicable, and no right or license is granted to Client to use them.

17.2 Additional Actions. Client agrees to and does hereby make all assignments necessary to provide tZERO with the ownership rights specified in this Section. Client will perform all acts reasonably necessary to assist tZERO in perfecting and defending tZERO's ownership interest in the Purchased Services and any Developments, as well as all IPR therein and related thereto. For purposes hereof, "**IPR**" means all intellectual property and proprietary rights throughout the world, including all copyrights, trademarks, trade secrets, patents (and patent applications), moral rights, rights in data and databases, and other legal rights protecting data, information, or other intangible property throughout the world.

18. TERMINATION AND EFFECT.

18.1 Termination.

(a) Either party may terminate any Agreement immediately upon notice to the other party if the other party: (i) materially breaches the Agreement (including the Exhibit forming a part of such Agreement) and fails to remedy such breach within 90 days after receiving notice of the breach from the other party; or (ii) materially breaches an Agreement in a manner that cannot be remedied.

(b) Either party may also terminate any Agreement in its entirety upon written notice to the other party, as of the date specified in such notice, if such other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency laws, whether domestic or foreign, or is wound-up, dissolved or liquidated, voluntarily or otherwise. Upon the occurrence of any of the above events, the party experiencing such event shall give immediate notice to the other party.

(c) tZERO may also terminate any Agreement at any time, for any reason, upon not less than 30 days prior written notice to Client.

18.2 Effect. Unless expressly specified in an applicable Agreement, the Term of each Agreement is independent from each other Agreement. Termination of any Agreement will not affect any other Agreement, unless the grounds for termination of that Agreement are also grounds for termination of any such other Agreement. Upon any termination or expiration of an Agreement: (a) all rights and licenses granted to Client under the Agreement will immediately terminate; (b) Client will immediately cease all use of the Purchased Services under the Agreement; (c) tZERO may cease providing access to and use of the Purchased Services under the Agreement; (d) tZERO will be under no further obligation to retain any Client Data under the Agreement; and (e) each party will, upon the other party's request, promptly and at such party's expense return to the other party or destroy all Confidential Information of the other party in such party's possession or control

under the Agreement. All Sections of any Agreement which by their nature survive termination of the Agreement will survive termination or expiration of the Agreement for any reason.

19. Suspension. Without limiting tZERO's right to terminate an Agreement, tZERO may suspend access to the Purchased Services by Client (or any Client Authorized User) upon notice to Client following any actual or suspected breach of an Agreement or if deemed necessary by tZERO to prevent any damage, liability, injury, or harm to tZERO, the Purchased Services, any other client of tZERO, or any third party. In addition, if tZERO at any time discontinues offering any functionality of the Purchased Services, tZERO will have the right to discontinue providing Client access to such functionality, provided that tZERO gives Client reasonable advance notice of such discontinuation.

20. Representations and Warranties.

20.1 General. Each party represents, warrants, and covenants to the other party that: (a) it has and will continue to have during the term hereof, all rights, power, and authority necessary to enter into each Agreement and perform all of its obligations under the Agreement; (b) its performance of the Agreement, and the other party's exercise of such other party's rights under the Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under any agreement by which it is bound or the organizational documents of such party; and (c) when executed and delivered, each Agreement will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms.

20.2 Compliance. Client represents, warrants, and covenants to tZERO that: (a) access to and use of the Purchased Services by Client and the performance of Client's other obligations hereunder does not and will not violate any international, U.S. federal, state or local law, rule or regulation applicable to Client or any Services or Offerings, including those governing or regulating the activities of brokers, dealers, underwriters, investment advisors, transfer agents, national securities exchanges, alternative trading systems or investment banking services, any rule or standard of any applicable exchange, market, or organization applicable to Client, or any order, ruling or interpretation thereof ("**Applicable Law**"), any rights of any third party, or any agreement by which such party is bound; (b) Client will obtain and maintain all authorizations, approvals, consents, orders, licenses, certificates, and permits necessary for all access to and use of the Purchased Services by Client and the performance of Client's other obligations hereunder; (c) all access to and use of the Purchased Services by and on behalf of Client and each Client Authorized User will comply with all Applicable Laws and will not cause tZERO to violate any Applicable Laws; (d) no action, suit, or proceeding is pending or threatened against Client or any of its affiliates or representatives that brings into question the validity of the transactions contemplated by an Agreement or that could impair the consummation of an Agreement or the transactions contemplated hereby; (e) Client will be responsible for any fines or other amounts, including penalties, imposed on either party arising from any noncompliance with any Applicable Law; (f) Client will make no false, misleading or disparaging representations or statements concerning tZERO or the Purchased Services and will refrain from any unethical conduct or any other conduct damaging to the reputation of tZERO or the Purchased Services; and (g) Client will not, without tZERO's prior written approval, make any representation, warranty, or guarantee on behalf of tZERO or concerning any Purchased Services.

20.3 Regulatory. Except under Exhibits where tZERO is expressly specified to be a registered broker-dealer, Client acknowledges that tZERO is not a registered broker-dealer, underwriter, investment bank, investment adviser, or transfer agent and it is not providing brokerage, investment banking, underwriting services or transfer agent services, recommendations or investment advice to Client (or any investor in any securities). Client will obtain any such services from an affiliated registered broker-dealer, transfer agent or appropriately registered third party provider(s) with which Client will enter into a separate agreement(s), and tZERO is not responsible for any services provided by such other entity(ies). Client accepts all responsibility and liability for determining that its use of the Purchased Services complies with all Applicable Laws, as well as any internal control procedures and all other policies and procedures (whether stated orally or in writing) applicable to Client or its Client Authorized Users and their clients. Client has independently evaluated the Purchased Services and determined that it is fit for Client's purposes.

20.4 Offering. Client is solely responsible for the structure of any Offering made through the Purchased Services. Client will consult with its own investment and other advisors (including, without limitation, tax advisors), underwriters, and investment bankers with respect to any Offering and the use of all Purchased Services.

20.5 No Endorsement. By permitting Client to use the Purchased Services, tZERO is not endorsing

Client or soliciting investments in any securities. tZERO is not responsible for any statements, misstatements or omissions made by Client in connection with its use of the Purchased Services.

Disclaimers. CLIENT ACKNOWLEDGES THAT THE PURCHASED SERVICES ARE PROVIDED BY TZERO AND ITS RESPECTIVE LICENSORS AND OTHER THIRD-PARTY PROVIDERS ON AN "AS IS" AND "AS AVAILABLE" BASIS, WITHOUT ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND.

EXCEPT AS EXPRESSLY STATED HEREIN, TZERO EXPRESSLY DISCLAIMS, AND CLIENT DISCLAIMS ANY RELIANCE ON, ALL REPRESENTATIONS, WARRANTIES, AND COVENANTS, WHETHER EXPRESSED OR IMPLIED, REGARDING EACH AGREEMENT AND THE PURCHASED SERVICES, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY A PARTY OR ITS AGENTS OR REPRESENTATIVES WILL CREATE ANY REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER ANY AGREEMENT.

WITHOUT LIMITING THE FOREGOING, CLIENT ACKNOWLEDGES THAT THE PURCHASED SERVICES ARE NOT INTENDED FOR USE IN GENERATING OR PROVIDING INVESTMENT ADVICE OR IN FULFILLING REPORTING OR OTHER REGULATORY OBLIGATIONS, INCLUDING OF THE SEC, FINRA, OR ANY OTHER GOVERNMENTAL AUTHORITY AND AGREES NOT TO ACCESS OR USE THE PURCHASED SERVICES FOR ANY SUCH PURPOSES.

21. Indemnification.

21.1 By tZERO. tZERO will indemnify, hold harmless and defend Client and its affiliates, and each of their respective officers, directors, shareholders, affiliates, employees, agents, representatives, successors, and assigns (collectively, the "**Client Indemnities**") from and against all claims, suits, or allegations by a third party ("**Claims**") against any Client Indemnitee, and will pay all damages, liabilities, losses, costs, and expenses (including reasonable attorneys' fees) ("**Liabilities**") incurred by or awarded against any Client Indemnitee arising out of or in connection with any such Claims alleging that the access to and use of the Purchased Services by Client as permitted under an Agreement infringes the IPR of any third party. In the event of a Claim under this Section, or if tZERO reasonably believes that such a Claim is likely to occur, tZERO may, at its option and expense: (a) obtain for Client the right to continue to access and use the Purchased Services as specified herein; (b) modify the Purchased Services to make it non-infringing; or (c) terminate the Agreement, effective upon notice to Client and refund to Client any prepaid Fees for the Purchased Services applicable to the period following such termination. tZERO will have no obligation under this Section in the event of any: (i) termination of any Agreement; (ii) negligent or willful misconduct of any Client Indemnitees, Client Authorized Users or any third party within Client's reasonable control; (iii) combination of the Purchased Services (or any portion thereof) with any technology, equipment, software, hardware, data or any other materials; (iv) any unauthorized modification to the Purchased Services; (v) breach of an Agreement by any Client Indemnitees, Client Authorized Users or any third party within Client's reasonable control; or (vi) continued use of the Purchased Services after tZERO has provided a modification to avoid such Claim. The indemnity provided in this Section and the foregoing remedies constitute tZERO's sole liability and Client's exclusive remedy in the event of a Claim involving infringement or other violation of any IPR.

21.2 By Client. Client will indemnify, hold harmless and defend tZERO, its affiliates, providers, and licensors, and each of their respective officers, directors, shareholders, affiliates, employees, agents, contractors, representatives, providers, successors, and assigns (collectively, the "**tZERO Indemnities**") from and against all Claims against any tZERO Indemnitee, and will pay all Liabilities incurred by or awarded against any tZERO Indemnitee arising out of or in connection with any such Claims, resulting from or based on: (a) Client's use of or access to the Purchased Services, except to the extent subject to an indemnification by tZERO hereunder; (b) any Client Data or any access to or use or processing thereof by any tZERO Indemnitee; (c) Client's actual or alleged breach of any provision of any Agreement; or (d) damage to property or injury to or death of any person directly or indirectly caused by Client.

21.3 Procedures. The each party's indemnification obligations under this Section are conditioned on the other party: (a) giving prompt written notice of any Claim to the indemnifying party upon becoming aware of the Claim (provided that failure to provide such notice shall not alleviate an indemnifying party's obligations to the extent any associated delay does not materially prejudice or impair the defense of such Claims); (b) granting the indemnifying party the option to take sole control of the defense (including granting the indemnifying party the right to select and use counsel of its own choosing) and settlement of the Claim (provided that the indemnified

party's prior written approval will be required for any settlement that reasonably can be expected to require an affirmative obligation of, or constitutes an admission of liability by, the indemnified party); and (c) providing reasonable cooperation to the indemnifying party and, at the indemnifying party's request and expense, assistance in the defense or settlement of the Claim. In no event may the indemnifying party make any admission of liability by or on behalf of the indemnified party without the indemnified party's express prior written consent. This Section shall survive termination of this Agreement

21.4 Indemnification Exclusive Remedy. Indemnification pursuant to the provisions of this Section 22 shall be Client's exclusive remedy for any misrepresentation or breach of any warranty, covenant or agreement by tZERO contained in any Agreement or any other claim arising out of the transactions contemplated by this Agreement.

22. LIMITATION OF LIABILITY. IN NO EVENT WILL TZERO OR ITS PROVIDERS OR LICENSORS BE LIABLE TO CLIENT OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND ARISING OUT OF THE USE OR INABILITY TO USE OR ACCESS THE PURCHASED SERVICES, INCLUDING ANY LOST, CORRUPTED OR ALTERED DATA OR INFORMATION, LOSS OF USE OF DATA OR INFORMATION, RECOVERY OF DATA OR INFORMATION, OR LOSS OR INTERRUPTION OF BUSINESS OR PROFITS, EVEN IF TZERO OR ITS PROVIDERS OR LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND WHETHER OR NOT SUCH LOSSES OR DAMAGES ARE FORESEEABLE.

THE TOTAL CUMULATIVE LIABILITY OF TZERO RELATING TO ANY AGREEMENT, THE PURCHASED SERVICES UNDER THAT AGREEMENT OR ANY RESULTS OBTAINED FROM THE USE OF OR ACCESS TO THE PURCHASED SERVICES UNDER THAT AGREEMENT SHALL NOT EXCEED THE AMOUNTS ACTUALLY PAID TO TZERO UNDER THE AGREEMENT FOR THE PURCHASED SERVICES UNDER THAT AGREEMENT IN THE 12 MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY. IN STATES WHERE LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IS NOT PERMITTED, TZERO'S LIABILITY IS LIMITED TO THE MAXIMUM EXTENT PERMITTED BY LAW.

NOTWITHSTANDING ANY TERMS TO THE CONTRARY IN ANY AGREEMENT, TZERO WILL NOT BE LIABLE TO CLIENT OR TO ANY THIRD PARTY FOR (1) THE CORRECTNESS, QUALITY, ACCURACY, SECURITY, COMPLETENESS, RELIABILITY, PERFORMANCE, TIMELINESS, PRICING OR CONTINUED AVAILABILITY OF THE PURCHASED SERVICES OR FOR DELAYS OR OMISSIONS OF THE PURCHASED SERVICES OR FOR THE FAILURE OF ANY CONNECTION OR COMMUNICATION SERVICE TO PROVIDE OR MAINTAIN CLIENT'S ACCESS, OR FOR ANY INTERRUPTION OR DISRUPTION OF CLIENT'S ACCESS TO THE PURCHASED SERVICES, OR ANY ERRONEOUS COMMUNICATIONS BETWEEN TZERO AND CLIENT; (2) ANY BREACH OF ITS SERVERS OR SYSTEMS, ANY HACKING OR ANY UNAUTHORIZED DISCLOSURE, UNAUTHORIZED USE OR ANY UNAUTHORIZED ACCESS TO ANY SUBSCRIBER INFORMATION (IN ANY MEDIUM).

THIS SECTION WILL BE GIVEN FULL EFFECT EVEN IF ANY REMEDY SPECIFIED IN ANY AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE AND SHALL SURVIVE TERMINATION OF THE AGREEMENT.

23. CONFIDENTIALITY.

23.1 Confidential Information. For purposes of each Agreement, "**Confidential Information**" means any information disclosed (whether in oral, written, or other tangible or intangible form) by one party (the "**Disclosing Party**") to the other party (the "**Receiving Party**") or otherwise learned by the Receiving Party concerning or related to any Agreement or the Disclosing Party (whether before, on or after the Effective Date) that the Receiving Party knows or reasonably should know, given the facts and circumstances surrounding the disclosure of the information, is confidential information of the Disclosing Party. Confidential Information includes the components of the business plans, financial plans, know-how, Client Data, strategies and other similar information. Confidential Information will not include information that: (a) was already lawfully known to the Receiving Party as of the Effective Date; (b) is disclosed to the Receiving Party after the Effective Date by a third party who had the right to make such disclosure without any confidentiality restrictions; or (c) is, or through no fault of the Receiving Party becomes, generally known to the public; or (d) the Receiving Party can demonstrate was developed by the Receiving Party independently, and without use of or reference to, the Disclosing Party's Confidential Information.

23.2 Obligations. The Receiving Party will maintain in confidence, during the Term and thereafter,

the Confidential Information of the Disclosing Party and, except as permitted under this Agreement, will use solely for the purpose of carrying out the Receiving Party's obligations or exercising its rights under each Agreement. The Receiving Party will use the same degree of care in protecting the Disclosing Party's Confidential Information as the Receiving Party uses to protect its own Confidential Information from unauthorized use or disclosure, but in no event less than reasonable care. In addition, the Receiving Party will only disclose Confidential Information disclosed by the Disclosing Party to its directors, officers, employees and/or contractors who have a need to know such Confidential Information in order to perform their duties under an Agreement and if such directors, officers, employees and/or contractors have executed a non-disclosure agreement with the Receiving Party or are otherwise under an obligation of confidentiality with terms no less restrictive than the non-disclosure obligations contained in this Section. It is the Disclosing Party's obligation to ensure that its provision of Confidential Information to the Receiving Party is in compliance with all Applicable Laws. The Receiving Party will also be allowed to disclose Confidential Information to the extent that such disclosure is required by Applicable Law, provided the Receiving Party notifies the Disclosing Party in advance of such required disclosure promptly and in writing and cooperates with the Disclosing Party in any lawful action to contest or limit the scope of such required disclosure. The Receiving Party will return to the Disclosing Party or destroy all Confidential Information in the Receiving Party's possession or control and permanently erase all electronic copies of all Confidential Information promptly upon the request of the Disclosing Party. At the request of the Disclosing Party, the Receiving Party will certify in writing signed by an officer of the Receiving Party has fully complied with the foregoing obligations. This Section shall survive termination of this Agreement.

24. DATA PRIVACY AND SECURITY. Client will establish and maintain administrative, physical and technical safeguards that prevent any access, collection, use, disclosure, storage, alteration or destruction of Confidential Information that this Agreement does not expressly authorize, including, without limitation, a comprehensive written information security program ("**Information Security Program**") that meets industry best practices and complies with applicable law and Client shall comply with such Information Security Program. The Information Security Program shall include all necessary measures, including the establishment and maintenance of policies and procedures, and technical, physical, and administrative safeguards, to (a) ensure the security and confidentiality of the Confidential Information, (b) protect against any foreseeable threats or hazards to the security or integrity of Confidential Information, (c) protect against unauthorized access to or use of such information, and (d) ensure appropriate disposal of the Confidential Information. Without limiting the generality of the foregoing, the Information Security Program shall provide for (x) continual assessment and re-assessment of the risks to the security of Confidential Information acquired or maintained by Client and its agents and contractors in connection with the Purchased Services, including but not limited to (i) identification of internal and external threats that could result in unauthorized disclosure, alteration or destruction of Confidential Information and systems used by Client and its agents and contractors, (ii) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such Confidential Information, and (iii) assessment of the sufficiency of policies, procedures, information systems of Client and its agents and contractors, and other arrangements in place, to control risks; and (y) appropriate protection against such risks. Client shall designate specific employees or service providers to maintain and monitor the Information Security Program to ensure that the program is operating in a manner reasonably calculated to prevent and respond effectively to security incidents, and to recover from such events, business disruptions, and disasters. Client certifies that its Information Security Program is and shall be in compliance with state, federal, provincial or international data protection or privacy laws or regulations. Client shall deliver separate certifications of such compliance upon reasonable request of tZERO.

25. EQUITABLE RELIEF. Client acknowledges and agrees that due to the unique nature of the Purchased Services and the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Client or third parties to unfairly compete with tZERO resulting in irreparable harm to tZERO, and therefore, that upon any such breach of any Agreement or threat thereof, Client will not oppose any attempt by tZERO to obtain, in addition to whatever remedies it may have at law, an injunction or other appropriate equitable relief without making any additional showing of irreparable harm (and agrees to support the waiver of any requirement that tZERO be required to post a bond prior to the issuance of any such injunction or other appropriate equitable relief).

INSURANCE. If tZERO reasonably believes that Client is or may become financially or otherwise unable to meet its obligations or responsibilities under an Agreement, upon the request of tZERO, Client agrees to obtain from a reputable and financially secure insurance carrier located within the United States, such carrier approved by

tZERO

tZERO, and maintain during the term of the Agreement and for a period of 3 years thereafter, appropriate insurance in amounts adequate to cover Client's obligations and responsibilities (and Client's performance or nonperformance thereof) under the Agreement. tZERO will be named as an additional insured on all such policies and will receive 30 days written notice prior to the termination, reduction or modification of coverage with respect to any such insurance policy. Upon tZERO's request, Client will promptly furnish to tZERO written evidence of its insurance coverage.

NON-SOLICITATION. During the Term and for a period of 12 months thereafter, Client shall not hire, solicit for hire, or directly or knowingly indirectly use the services of any employee of tZERO without the prior written consent of tZERO. For purposes of this section, a person shall be deemed an "employee" of tZERO if such person has provided services to tZERO as an employee or independent contractor at any time within the preceding 6 months.

26. **EXPORT CONTROLS.** The Purchased Services may be subject to U.S. export control laws and regulations and may be subject to export or import regulations in other countries. Client agrees to strictly comply with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import as may be required.

27. **NOTICE.** All notices, consents, authorizations, and approvals to be given by a party under each Agreement will be delivered as follows: (1) hand-delivery; (2) Federal Express or a comparable overnight mail service; (3) certified mail, return receipt requested, to the other party; or (4) by electronic mail transmission, provided that receipt of such electronic mail is confirmed by the recipient. The address for notices to Client will be the address specified on the initial page of the Terms and Conditions. The address for notice for tZERO will be as specified in the Exhibit forming part of each Agreement. All notices will be effective upon confirmation or acknowledgment of receipt (or when delivery is refused), except notice by electronic mail which will be effective only after receipt of the electronic mail is actually confirmed by the recipient. Either party may change its address for notice by giving notice of the new address to the other party.

28. **GOVERNING LAW AND VENUE.** Each Agreement will be governed by and construed in accordance with the laws in effect in the State of New York, U.S.A., without regard to any applicable principles of conflicts of laws. Any legal action, suit or proceeding arising out of or relating to an Agreement or the breach thereof may be instituted by either party solely in the federal or state courts located in New York, New York (U.S.A.) (Borough of Manhattan). Each party hereby submits to the personal jurisdiction of such court and waives any right each might otherwise have to claim lack of personal jurisdiction or forum non conveniens.

29. **RELATIONSHIP.** The parties are independent contractors, and nothing in any Agreement will be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties. Neither party is an agent of the other and neither party is authorized to make any representation, contract, or commitment on behalf of the other party.

30. **SUBCONTRACTORS.** tZERO may subcontract any portion of any Purchased Services to (a) affiliates, or (b) third party subcontractors. tZERO shall remain fully responsible to Client for the acts and omissions of any such subcontractor as tZERO is for its own acts and omissions under any Agreement. Notwithstanding the foregoing, nothing herein shall impose any duty upon tZERO in connection with or make tZERO liable for the actions or omissions to act of unaffiliated third parties (other than subcontractors referenced above) used or involved in the performance of any Purchased Services hereunder.

31. **ASSIGNMENT.** Client may not assign or delegate, whether by operation of law or otherwise, this Agreement or any of its rights or obligations under any Agreement to any third party without the prior written consent of tZERO. For the purposes of this Section, any change of control of Client will be deemed an assignment. tZERO may assign any Agreement to any party that assumes tZERO's obligations hereunder, including by sale, merger, consolidation, or operation of law or otherwise. Any assignment in violation of the foregoing will be null and void, and will be considered a breach of this Agreement.

32. **ADDITIONAL.** Except as expressly specified in an Agreement, each Agreement may be modified or amended only in writing signed by both parties. Any terms contained in any document that Client may provide tZERO in connection with an Exhibit, or that Client may require be accepted electronically through any vendor enrollment, login, invoicing, or other process are void, of no force or effect, and will not be enforceable against or otherwise bind TZERO, unless specifically referenced in an applicable Exhibit. If any provision of an Agreement is held by a court of competent jurisdiction to be unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of the Agreement will continue in full force and effect. All waivers under any

Agreement must be in writing. The waiver of a breach of any provision of an Agreement will not operate or be interpreted as a waiver of any other or subsequent breach. tZERO may subcontract its obligations under any Agreement, provided that tZERO remains responsible for compliance with the applicable terms of the Agreement as to those obligations. No term of any Agreement will be construed to confer any third-party beneficiary rights on any non-party. Each and every right and remedy hereunder is cumulative with each and every other right and remedy herein or in any other agreement between the parties or under applicable law. In the event of a dispute arising under any Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, provided that if a party prevails only in part the court shall award fees and costs in accordance with the relative success of each party. tZERO will not be liable for any failure in performance under any Agreement to the extent that such failure results from causes beyond tZERO's reasonable control. Each Agreement is in the English language only, which language will be controlling in all respects. The words "include," "includes" and "including" means "include," "includes" or "including," in each case, "without limitation." Each Agreement may be executed in one or more counterparts, duplicate originals, or facsimile versions, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

tZERO

EXHIBIT A

BROKER OF RECORD SERVICES

This Exhibit ("**Exhibit**") is entered into by tZERO Securities, LLC, having an address for notice of 30 Montgomery St, Suite 330, Jersey City, NJ 07302 (for purposes of this Exhibit and the Agreement formed by this Exhibit, "**tZERO**") and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions). By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions ("**Agreement**").

The Agreement specifies the terms and conditions applicable to Client's access to and use of tZERO Broker of Record Services listed on ***Schedule A-1*** to this Exhibit (for purposes of this Exhibit, the "**Purchased Services**") in connection with the Regulation A offering the "**Offering**") of Client's common stock, par value $0.0001 per share (the "**Securities**").

For purposes of the Agreement all references to "tZERO" in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a "party" or the "parties" refer collectively and interchangeably to Client and such tZERO entity. To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1. AGREEMENT. The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof. The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

2. TERM. The term of this Agreement ("**Term**") will begin on the Effective Date of this Exhibit and will continue until the earlier of: (1) the final closing of the Offering for which tZERO acts as broker-of-record, or (2) 24 months from the date hereof.

3. DEFINITIONS. All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below. All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

4. APPOINTMENT. Client hereby engages and retains tZERO to provide the Purchased Services hereunder for the Offering, at Client's discretion.

5. PURCHASED SERVICES.

5.1. tZERO will perform the Purchased Services in connection with the Offering. All Services hereunder are limited to the Purchased Services, solely as specified in this Agreement during the Term. Aside from the Purchased Services, any requests for data and reports shall be subject to the Market Data Services Exhibit under this Agreement.

5.2. Client shall prepare and provide tZERO with all offering memoranda (together with any updates, supplements, or amendments thereto) and other materials related to the Offering (collectively, the "**Offering Materials**"). Client shall provide tZERO with the opportunity to review and comment on all Offering Materials as it relates to tZERO's role as broker-of-record.

5.3. Client acknowledges and agrees that its name and logo(s) may be used in any press release, public announcement or public communication during the Term of this Agreement. Without limiting the generality of the foregoing, tZERO may publish such information on its websites and in its promotional materials.

5.4. Client acknowledges and agrees that all customer data collected by tZERO shall be the property of tZERO and that investors in the offering shall become customers of tZERO.

6. FEES AND PAYMENT; EXPENSES.

6.1. Fees .

a. Client shall pay to tZERO a Fee equal to 2% of the gross proceeds received by Client from any investor in the Offering ("**Investors**") for which tZERO acts as broker of record and for which securities are offered and sold during the Term ("**Offering Fee**") unless otherwise agreed by the Client and tZERO in writing.

b. Client shall pay tZERO a one-time Fee of $25,000 (the "Advisory Fees") for the upfront Purchased Services constituting advisory and consulting services as described on ***Schedule A-1***, provided in connection with the Offering, to be completed according to the terms of this Agreement. .

6.2. Payment of Fees. tZERO has received payment for Advisory Fees and Client agrees that tZERO has fully performed and delivered the pre-offering advisory and consulting services listed on ***Schedule A-1*** in consideration for the Advisory Fee. Payment of the Offering Fee for each Offering will be due and payable on each closing for the Offering.

6.3. Expenses. Subject to the Expense Cap, Client will reimburse tZERO, in accordance with Section 15.2 and 15.3 of the Terms and Conditions, for all incurred and reasonable out-of-pocket expenses, including, by way of illustration and not limitation, all fees or charges required or imposed by any governmental agency in connection with the Offering (including, without limitation, FINRA's filing fees), all third-party vendor charges used in connection with the Offering, (including, without limitation, vendor charges for "know your customer" searches and payment processing) and the reasonable fees and disbursements of legal counsel and other advisers, incurred by tZERO in connection with performing its obligations under this Agreement and the reasonable fees and disbursements of legal counsel and other advisers, incurred by tZERO in connection with performing its obligations under this Agreement. Client's obligation to reimburse tZERO for out-of-pocket expenses pursuant to this Section will apply whether or not an Offering is completed. Client also will also be responsible for all other fees, charges, and expenses relating to an Offering, including the charges of its own counsel, accountants or other advisors, filing fees, printing charges, and related costs.

7. CLIENT OBLIGATIONS. Client covenants and agrees:

7.1. All Offering Materials shall be the responsibility of Client, except for any portion of such Offering Materials provided by tZERO or its Representatives to Client in writing expressly for the inclusion in such Offering Materials, and Client shall update and supplement the Offering Materials prior to any closing of an Offering to reflect developments affecting Client. The Offering Materials will include all information to be provided to investors under Regulation D or Regulation A under the Securities Act of 1933, as amended (the **"Securities Act")**. Client shall be responsible for compliance with filing requirements of the securities laws of states and other jurisdictions. Client will not, for a period of six months following the final closing date of the Offering, offer for sale or sell any Securities unless, in the opinion of Client's legal counsel, concurred in by tZERO's legal counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable federal securities laws, state "blue sky" laws or the securities laws of any other jurisdiction with respect to the Offering. For the purpose of assisting with its recordkeeping and due diligence, Client agrees to provide copies of its filing pursuant to Regulation D or Regulation A of the Securities Act in connection with the Offering. In the event Client does not intend to effect a filing under Regulation D or Regulation A in connection with the Offering, Company agrees to provide tZERO with a statement setting forth the basis upon which such determination was made. In all events, Client acknowledges that tZERO has a right to rely on, and will rely on, the representations and warranties of Client and the investors set forth in the definitive documentation for the Offering, and tZERO shall be an addressee of all opinions of counsel delivered to the investors in connection with the Offering.

7.2. To furnish to tZERO the information and data relating to Client that tZERO reasonably requests and will notify tZERO of any material events or developments relating to Client, its business, operations or financial condition that occur during the term of this Agreement, including by providing tZERO with copies of any financial reports available after the date of this Agreement as soon as reasonably practicable.

7.3. That tZERO, in performing the services hereunder: (a) will rely on the publicly available information and other information or data received from Client and its Representatives without independent investigation or verification thereof by tZERO; and (b) does not assume responsibility for the accuracy or completeness of information received from Client or its Representatives or from prospective investors, whether or not tZERO makes any independent verification thereof.

8. CLIENT REPRESENTATIONS AND WARRANTIES. Client represents, warrants and agrees:

8.1. All information made available by Client or its Representatives to tZERO under this Agreement or contained in the Offering Materials or supplemental information provided to prospective investors will be, during the period of engagement of tZERO under this Agreement, complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, any and all projections (financial or otherwise) provided by Client or its Representatives to tZERO will be prepared in good faith and, in Client's business judgment, based on assumptions that are reasonable. Additionally, Client or its Representatives will promptly notify tZERO if it learns of any material inaccuracy or misstatement in, or material omission from any information previously delivered to tZERO and immediately update the Offering Materials to address such material inaccuracy or misstatement in, or material omission.

8.2. Client has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Materials and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of Client has been duly incorporated and is validly existing as a corporation in good standing (where such concept exists) under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction.

8.3. Client has an authorized capitalization as set forth in the Offering Materials and all of the issued shares of capital stock of Client have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Securities contained in the Offering Materials; and all of the issued shares of capital stock of each subsidiary of Client have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Client, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Offering Materials.

8.4. The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Offering Materials; and the issuance of the Securities is not subject to any preemptive or similar rights.

8.5. Neither Client nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Materials any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Materials; and, since the date of the most recently filed Offering Materials, there has not been any change in the capital stock or change in long-term debt of Client and its subsidiaries, taken as a whole, or any Material Adverse Effect. For the purposes of this Agreement, "**Material Adverse Effect**" shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of Client and its subsidiaries, taken as a whole, except as set forth or contemplated in the Offering Materials, or (ii) the ability of Client to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the Offering.

8.6. The Offering Materials conform, and any further amendments or supplements to the Offering Materials will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

8.7. Client understands that in rendering services hereunder tZERO does not provide accounting, legal or tax advice and will rely upon the advice of counsel to Client and other advisors to Client as to accounting, legal, tax and other matters relating to the Offering or any other transaction contemplated by this Agreement.

8.8. (A) No filing with, or authorization, approval, consent, non-objection, license, order, registration, qualification or decree of, any applicable court or governmental or regulatory authority, instrumentality or agency (each of the foregoing being referred to as a "**Government Entity**") is necessary or required in order for Client

to enter into this Agreement or to issue, offer and sell Securities in an Offering contemplated hereunder, and there is no applicable directive, rule, order, agreement or communication, either written or oral, of or with any Government Entity that would adversely affect or preclude or be expected to adversely affect or preclude the ability of Client to enter into this Agreement, to perform its responsibilities and obligations hereunder, or to issue, offer and sell any Securities in an Offering contemplated hereunder; and (B) the issue and sale of the Securities and the compliance by Client with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement, lease or instrument to which Client or any of its subsidiaries is a party or by which Client or any of its subsidiaries is bound or to which any of the property or assets of Client or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Bylaws or similar organizational documents of Client or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Client or any of its subsidiaries or any of their properties.

8.9. (A) as of the date hereof, Client is not disqualified from relying on Rule 506 of Regulation D under the Act ("**Rule 506**") for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities in an Offering contemplated hereunder, and Client has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of the date hereof; (B) there are no matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and Client has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed before September 23, 2013 and whether any disclosure is required to be made to potential Investors under Rule 506(e); and (C) any outstanding Securities of Client (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (D), and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

9. REGULATORY COMPLIANCE.

9.1. tZERO represents and warrants that it is a broker-dealer registered with the Securities and Exchange Commission ("**SEC**"), is a FINRA member and is not prohibited from receiving any commission pursuant to this Agreement by any Applicable Laws and that it will not engage in any investment banking or other activities with the Client in connection with the Offering or otherwise in which tZERO is not authorized to engage.

9.2. Client shall at all times comply with all reasonable requests of tZERO that are necessary or desirable, in the reasonable discretion of tZERO, to ensure compliance by either party with Applicable Laws. Client shall comply with and adhere to all applicable tZERO policies and procedures, provided to Client prior to the Effective Date.

9.3. Client and tZERO will each be responsible for supervising the activities and training of their respective employees.

9.4. Client and tZERO agree to promptly notify the other concerning any material communications regarding Applicable Laws from any body or authority with jurisdiction over the activities being undertaken pursuant to this Agreement in connection with the Offering, or the performance of the obligations set forth herein, unless such notification is expressly prohibited by such body or authority.

10. CONDITIONS TO THE INITIAL CLOSING OF THE OFFERING. The Offering shall be conditioned upon, among other things, the following:

10.1. Satisfactory completion by tZERO of its due diligence investigation and analysis of: (i) Client's business, prospects, industry, financial condition and its arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Issuer as required by the SEC (including any relevant stub period reviews), and (iii) Client's projected financial results in the Offering Materials (if any);

10.2. FINRA shall not have finally determined that the compensation payable to tZERO hereunder is unreasonable under FINRA Rule 5110;

10.3. Client completion of required notice filings and related requirements in any states where securities have been sold under the Offering;

10.4. Neither the Client nor any of its affiliates has, either prior to the initial filing or the qualification date

of the Offering Materials, made any offer or sale of any securities which are required to be "integrated" pursuant to the Securities Act or the regulations thereunder with the offer and sale of the Securities pursuant to the Offering Materials;

10.5. Client maintaining a PCAOB registered firm of independent certified public accountants acceptable to tZERO and Client, which will have responsibility for the preparation of the financial statements and the financial exhibits to be included in the Offering Materials, it being agreed that Client will continue to engage a PCAOB registered accounting firm of comparable quality (as may be determined by the Issuer's audit committee or board of directors) for a period of at least three years after the final closing of the Offering so long as the Issuer is required to file reports with the SEC during such period; and

10.6. Client engaging a transfer agent for the securities sold in the Offering on reasonably acceptable to tZERO for a period of 2 years following the final closing of the Offering.

11. Role of tZERO. For purposes of this engagement, tZERO (1) makes no representations with respect to the quality of any investment opportunity; (2) will not act in any discretionary manner with or towards any Investor for which Client provides subscription documents; (3) does not guarantee the performance of any party or facility which provides connectivity to tZERO; and (4) is not an investment adviser, will not provide investment advice and will not recommend securities transactions and any display of data or other information about an investment opportunity, does not constitute a recommendation as to the appropriateness, suitability, legality, validity or profitability of any transaction.

12. Due Diligence. In the event that tZERO is unable to complete "due diligence" either (1) because of lack of cooperation on the part of Client (for instance, but not limited to, Client not providing tZERO with information or documents requested by tZERO) or (2) because tZERO uncovers "red flags" about Client that cause tZERO to be not satisfied that tZERO can in good faith act as broker-of-record for the Offering, tZERO may terminate this Agreement without further obligation on the part of tZERO to proceed with this Offering. In short, tZERO's obligations under this Agreement are expressly conditioned upon "due diligence" on Client that is both complete in the opinion of and satisfactory to tZERO.

13. Independent Contractor; No Fiduciary Obligations. Client acknowledges that it is a sophisticated business enterprise and has retained tZERO for the limited purposes set forth in this Agreement and that tZERO is an independent contractor and nothing in this Agreement should be construed as creating an agency relationship between the parties. It is understood that tZERO shall not, and shall not be entitled to, enter into a definitive agreement relating to an Offering on behalf of Client and that Client is under no obligation to enter into any definitive agreement or proceed with an Offering, and that tZERO has no obligation to solicit, underwrite, purchase or place any Securities of Client for its own account or for resale to third parties or to provide, or enter into any agreement, arrangement or structuring in respect of, any type of financing (including without limitation by means of any loan, lending or credit facility, any debt or loan participations or any similar financing or debt obligation) by virtue of this Agreement and will have no liability to Client if an Offering is not completed. The parties further acknowledge and agree that their respective rights and obligations as set forth herein are contractual. Accordingly, Client disclaims any intention to impose any fiduciary duties or obligations on tZERO by virtue of the engagement contemplated by this Agreement, and tZERO will not be deemed to have any fiduciary duties or obligations to any investors or any other persons, Client, its affiliates, and their respective officers, directors, securityholders, partners, members, affiliates or creditors as a result of this Agreement or the services to be provided pursuant hereto. Client covenants and agrees that any agreements documenting the sale of the Securities in an Offering will include provisions reasonably acceptable to tZERO in which the purchasers (a) disclaim and disavow any reliance upon tZERO or its officers, directors, employees, attorneys or affiliates in connection with the Offering and related agreements documenting the sale of the Securities in the Offering; (b) state that they relied solely on their own independent investigation before entering into the purchase agreement; (c) agree that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the agreements documenting the sale of the Securities in the Offering or the negotiation, execution or performance of the same may be made only against Client; (d) waive and release all liabilities, claims, demands, causes of action and obligations against tZERO or its officers, directors, employees, attorneys or affiliates in connection with the agreements documenting the sale of the Securities in the Offering and any transactions contemplated thereby; and (e) agree that tZERO will be a third party beneficiary of such provisions. tZERO will not have any rights or obligations in connection with the Offering contemplated by this Agreement other than those expressly provided in this Agreement. Client acknowledges that tZERO has had, and may

currently or in the future have, investment banking or other relationships with parties that operate in Client's industry or that otherwise may provide tZERO with information of interest to Client, and that tZERO has no obligation to disclose such relationships or information to Client.

14. INDEMNIFICATION. This Section 14 is intended to supersede Sections 22.2 and 22.3 (with respect to Client) of the Terms and Conditions. In consideration of tZERO's execution and delivery of this Agreement, Client will indemnify and hold harmless tZERO, its affiliates, and each of its and their respective directors, executive committees, officers, managers, members, partners, securityholders, advisers, agents, employees, and controlling persons (within the meaning of the Securities Act) to the extent and as provided in ***Schedule A-2***, which forms a part of this Agreement. The provisions of this Section 14 and ***Schedule A-2*** will be binding upon any successors or permitted assigns of Client and will survive the termination of this Agreement.

tZERO

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR TZERO:	FOR CLIENT:
TZEROSECURITIES, LLC	**Spirits Capital Corporation**
Signature: DocuSigned by: Alex Vlastakis 7ECED6AE9D6041D...	Signature: DocuSigned by: Todd Sanders 9B6DA1916DFC461...
Name: Alex Vlastakis	Name: Todd Sanders
Title: President	Title: Chairman & CEO
Date: 11/15/2023	Date: 11/15/2023

Effective Date: DS VS tZERO Securities, LLC LEGAL 11/15/2023

tZERO

SCHEDULE A-1
PURCHASED SERVICES

The Purchased Services hereunder will include the following:

1. Pre-offering advisory and consulting services, including:
   a. Reviewing Client, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Client regarding same;
   b. Consulting with Client on best business practices regarding the Offering;
   c. Advising Client on compliance of marketing material and other communications with the public with applicable legal standards and requirements;
   d. Review of content in Form 1A and suggested revisions, subject to the review of Client's counsel;
   e. Working with the Client's SEC counsel in providing information to the extent necessary; and
   f. Coordinating with third party agents and vendors in connection with performance of services for the Offering;
2. Basic due diligence of the specified Offering;
3. Review and process Investor information, including KYC (Know Your Customer) and KYB (Know Your Business) data, perform AML (Anti-Money Laundering), using tZERO and third-party vendors resources, and other compliance background checks, and provide a recommendation to Client whether or not to accept Investor as a customer of the Client based solely on AML/KYC/KYB process;
4. Coordinate and help establish escrow services for Investor documentation;
5. Contact and/or notify the Client, if needed, to gather additional information or clarification;
6. Serve as a registered agent for each Offering on which it acts as broker-of-record where required for state blue sky law requirements;
7. Coordinate and transmit book-entry data to Client's transfer agent to assist in maintaining Client's ownership registry for each Offering; and
8. Keep Investor details and data confidential in accordance with tZERO's privacy policy and not disclose to any third-party except as required by regulators or in performance of its obligations under this Agreement (e.g. as needed for AML and background checks).

tZERO

SCHEDULE A-2

INDEMNIFICATION TERMS AND CONDITIONS

To the fullest extent permitted by applicable law, Client will promptly, upon demand:

(i) indemnify and hold harmless tZERO Securities, LLC and its affiliates (collectively, "**tZERO**"), and its and their respective directors, executive committees, officers, managers, members, partners, securityholders, advisers, agents, employees, and controlling persons within the meaning of the federal securities laws (tZERO and each such person being referred to herein as an "**Indemnified Person**"), from and against any losses, claims, demands, damages, costs, expenses, or liabilities of any kind, including in respect of actual or threatened actions, proceedings, and investigations in respect thereof ("**Claims**"), whether or not such Indemnified Person is a potential or actual named party or witness (collectively, "**Liabilities**") relating to, arising out of or in connection with, directly or indirectly, (A) tZERO's engagement under the Agreement and the services rendered by tZERO in connection therewith or (B) Client's actions or failures to act (including statements or omissions made or information provided by Client or its agents) or actions or failures to act by an Indemnified Person with Client's consent or in reliance on Client's actions or failures to act; and

(ii) reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel and accountants) incurred by such Indemnified Person in connection with investigating, preparing for, responding to, pursuing or defending any such actual or threatened Claims in any jurisdiction, whether or not in connection with pending or threatened Claims to which any Indemnified Person is a party or witness, in each case as such expenses are incurred or paid.

Notwithstanding the foregoing, Client will not be responsible for any Liabilities or expenses pursuant to subsection (i)(A) of this clause (a) to the extent the same have been finally determined by a court or arbitral panel of competent jurisdiction to have resulted solely and directly from tZERO's gross negligence or willful misconduct. Client agrees that no Indemnified Person will have any liability (whether direct or indirect, in contract, tort or otherwise) to Client or its affiliates, directors, officers, agents, creditors, managers, members, securityholders, employees or controlling persons for or in connection with the Agreement and the services rendered by tZERO in connection therewith, except to the extent that any such Liabilities or expenses incurred by Client have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Person; *provided, however*, that, to the extent permitted by applicable law, no Indemnified Person shall be responsible for any consequential, indirect, incidental, punitive, or special damages of any nature or damages for lost profit.

Client will not, without tZERO's written consent, which will not be unreasonably withheld, settle, compromise, consent to the entry of any judgment with respect to or otherwise seek to terminate any claim, action or proceeding in respect of which indemnification may be sought hereunder, whether or not any Indemnified Person is an actual or potential party thereto, unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from any Liabilities arising out of such claim, action or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

If the foregoing indemnification is unavailable or insufficient to hold an Indemnified Person harmless in respect of any Liabilities (or related expenses) referred to in paragraph (a) of this Schedule A-2, then in lieu of indemnifying such Indemnified Person hereunder, Client will contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (and related expenses) in such proportion as is appropriate to reflect the relative benefits (received or anticipated) to Client and its securityholders, on the one hand, and tZERO, on the other hand, of the Offering or, if such allocation is not permitted by applicable law, then on the basis of such relative benefits and fault of each of Client and tZERO, as well as any other relevant equitable considerations. For the purposes of the Agreement, the relative benefits to Client and its securityholders and to tZERO will be deemed to be in the same proportion as (i) the total net proceeds received or contemplated to be received by Client or its securityholders, as the case may be, in connection with the Offering, whether or not any such Offering is consummated, bears to (ii) the fees actually paid or to be paid to tZERO under the Agreement (excluding reimbursable expenses); and the relative fault will be determined by reference to, among other things,

whether an untrue or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in the Offering Materials relates to information supplied by Client or by tZERO, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent any such statement or omission. Notwithstanding the foregoing, in no event will the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate amount of fees actually received by tZERO under the Agreement.

An Indemnified Person will promptly notify Client in writing as to any matter for which indemnification may be sought and will provide copies of all relevant documentation to Client, but the failure to so notify Client or provide such documentation will not relieve Client from any liability which it may have to any Indemnified Person hereunder, to the extent that Client is not materially prejudiced as a result of such failure. After such notice is given, Client will have the right, at its option, to assume the defense of any action or proceeding in respect of which indemnification may be sought hereunder, provided that Client engages counsel satisfactory to the Indemnified Person, notifies the Indemnified Person of such engagement, and assumes the payment of all fees and expenses of such counsel, in which event, except as provided below, Client will not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such action or proceeding, other than reasonable costs of investigation. Any Indemnified Person will have the right to participate in any action or proceeding the defense of which Client will have so assumed, and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Person unless (i) Client and such Indemnified Person will have agreed in writing to the retention of such counsel, (ii) the named parties to any such action or proceeding (including any impleaded parties) include Client and such Indemnified Person and representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, present a conflict of interest or be inappropriate due to actual or potential differing interests between Client and such Indemnified Person, in each case under applicable rules of professional ethics, or (iii) Client shall not have assumed the defense of any action or proceeding and employed counsel reasonably satisfactory to such Indemnified Person (such approval not to be unreasonably withheld, conditioned, or delayed) in a timely manner.

Client's indemnification, reimbursement, and contribution obligations hereunder will be in addition to any liability which Client may otherwise have, and will not be limited by any rights tZERO or any other Indemnified Person may have at common law or otherwise and will survive the termination or completion of the engagement contemplated by the Agreement. Client consents to personal jurisdiction and service and venue in any court in which any claim that is subject to indemnification hereunder is brought against tZERO or any other Indemnified Person.

Capitalized terms used but not defined in this Schedule A-2 will have the respective meanings ascribed thereto in the Agreement to which this Schedule A-2 is attached.

In the event Client proposes to engage in any sale, distribution or liquidation of all or a significant part of its assets, or any merger or consolidation and Client is not to be the surviving or resulting corporation or entity in such merger or consolidation, Client will give prompt prior notice thereof to tZERO and will make proper provision in a manner reasonably satisfactory to tZERO so that Client's obligations hereunder are expressly assumed by the other party or parties to such transaction.

tZERO

Exhibit B

Primary Issuance Platform

This Exhibit ("**Exhibit**") is entered into by tZERO Technologies, LLC, having an address for purposes of notice of: 299 S MAIN ST STE 2270 SALT LAKE CITY, UT 84111-1919 (for purposes of this Exhibit and the Agreement formed by this Exhibit, "**tZERO**") and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions). By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (collectively, "**Agreement**").

The Agreement specifies the terms and conditions applicable to the delivery, and Client's access to and use, of a Client-branded online platform operated by Client ("**Primary Issuance Platform**") with the functionality set forth on ***Schedule B-1*** (for purposes of this Exhibit and including any support services set forth on ***Schedule B-1***, the "**Purchased Services**").

For purposes of the Agreement all references to "tZERO" in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a "party" or the "parties" refer collectively and interchangeably to Client and such tZERO entity. To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1. **Background.** Customer wishes to obtain access to the Purchased Services for Client and its agents, including its intermediary, broker-of-record or placement agent for its Regulation A offering (the "**Offering**"), tZERO Securities, LLC (together with its successors and assignees, the "**Broker**"), to use the Primary Issuance Platform the Client's Offering. This Agreement includes the terms under which tZERO will make the Purchased Services available to Client for use through the Primary Issuance Platform through a set of interfaces identified by tZERO ("**APIs**").

2. **Term.** The term of this Agreement will begin on the Effective Date of this Exhibit and will continue for until the final closing date of the Offering (the "**Term**").

3. **License to Access and Use.** Subject to Client remaining in compliance with this Agreement, tZERO will grant Client and its Broker the right to access and use the Primary Issuance Platform. All rights of Client and its Broker to access and use the Primary Issuance Platform are non-exclusive, non-transferrable, and non-sublicensable. Client will remain solely responsible for all access to and use of the Primary Issuance Platform by and on behalf of Client or any users and for all access and use of the Primary Issuance Platform. Except as expressly stated in this Section, tZERO grants Client no rights or licenses hereunder in or to any technology or services, whether by implication, estoppel, or otherwise. Client acknowledges and agrees the all or part of the Platform may be sublicensed from other third-party vendors.

4. **Accessibility.** Access to the Primary Issuance Platform is provided solely through the APIs. Client is solely responsible for enabling the Primary Issuance Platform to interface directly with all applicable APIs to enable the Primary Issuance Platform to be accessible through the Client's website to prospective investors. Client will remain solely responsible for all access to the APIs and all access to and use of the Primary Issuance Platform. tZERO may update the APIs upon notice to Client. Client is responsible for any updates to the Primary Issuance Platform required to maintain compatibility with any such updates to the APIs.

5. **Testing.** Prior to making the Primary Issuance Platform available for use (whether commercially or for evaluation purposes), Client will self-test the Primary Issuance Platform to ensure that it operates properly with the APIs; provided, tZERO shall have the right, but not the obligation, to certify Client's API access through a tZERO operated certification test. Client will not provide access to or use of the Primary Issuance Platform to any third party prior to providing tZERO with confirmation that the Primary Issuance Platform has successfully completed such testing. tZERO may, in its sole discretion, conduct additional testing to prior to allowing the Primary Issuance Platform to be made available for use and prior to enabling the Purchased Services to be made available to Client for use through the Primary Issuance Platform. tZERO may suspend the Purchased Services and use of the Primary Issuance Platform, and require Client to cease operation of the Primary Issuance Platform, upon notice if tZERO reasonably believes that the Primary Issuance Platform fails to comply with this

Agreement or Applicable Law.

6. **Implementation Services.** tZERO will provide Client with the assistance specified in ***Schedule B-1*** with respect to the implementation of the Primary Issuance Platform, provided that Client is solely responsible for all operation and hosting of the Primary Issuance Platform, including setting the terms of access and use, the content of the Primary Issuance Platform and compliance with applicable laws.

7. The Primary Issuance Platform will be branded with agreed-upon Client branding using the trademarks and service marks of Client specified in writing to tZERO ("**Client Branding**"). Notwithstanding the foregoing, tZERO will be permitted to retain a "Powered by tZERO" (or similar) image and link within the Primary Issuance Platform. Client grants to tZERO such rights to use the trademarks and service marks included in the Client Branding as are necessary for tZERO to apply the Client Branding to the Primary Issuance Platform and provide the Primary Issuance Platform as specified under this Agreement, provided, however, that tZERO use of such Client Branding shall be in accordance with any reasonable Client trademark usage guidelines as provided in advance to tZERO.

8. **Demonstration.** tZERO has demonstrated the Purchased Services to Client and delivered to Client an electronic version of such demonstration and/or a list of sample screen shots (the "**Demonstration Version**"). At the time of delivery to Client, the Purchased Services will have substantially the same "look and feel," features, and functionality of the Demonstration Version and no fewer features and no less functionality than the versions of the comparable product delivered to other customers of tZERO, except for features and functionality separately specified and purchased by other customers.

9. **Delivery Date.** The Primary Issuance Platform shall be deemed to be delivered on the date that (i) the Primary Issuance Platform has the functionality described in ***Schedule B-1***, (ii) Client is able to access the Primary Issuance Platform in accordance with Section 6 of this Exhibit in a staging environment, which is readily deployable to a production environment, and (ii) tZERO notifies client that the delivery date has occurred in writing.

10. **Support.** tZERO shall provide ongoing support services as part of the Purchased Services set forth on ***Schedule B-1***. tZERO shall provide such additional support and assistance to Client with respect to the Purchased Services as the parties shall mutually agree in writing from time to time.

11. **Exclusivity.** Client agrees (i) not to use or recommend any other technology platform for the raising of capital for the 2-year period following the Effective Date and for so long as this Agreement is in effect and (ii) due consideration exists in the pricing provided hereunder the investment of time and resources tZERO makes in partnering with the Client.

12. **Restrictions.** Client shall not: (1) decompile or reverse engineer the Primary Issuance Platform or Purchased Services or otherwise attempt to obtain the source code for the Platform; (2) sublicense or allow any other person to use the Primary Issuance Platform or Purchased Services, except pursuant to the normal operation of the Primary Issuance Platform (*e.g.*, to list [projects] [campaigns]); (3) use the name or proprietary logo(s) of tZERO without tZERO's prior written consent; (4) use the Purchased Services for any purpose other than the operation of the Primary Issuance Platform; (5) use the Primary Issuance Platform or Purchased Services in a manner that interferes with the operation thereof by tZERO or the use thereof by any other tZERO customers; or (6) without giving at least 90 days' notice to tZERO, commence development of an electronic platform for the purpose of offering such electronic platform to other portals, in competition with the Primary Issuance Platform or any Purchased Services.

13. **Fees and Payment; Expenses.**

13.1. **In General**. The fees and other charges of tZERO are set forth on ***Schedule B-1*** to this Exhibit.

13.2. **Payment**. Payment of the amounts due to tZERO shall be made in accordance with the Terms and Conditions and the payment schedule set forth on ***Schedule B-1*** by wire transfer or other immediately-available funds.

13.3. **Expenses**. Subject to the Expense Cap and in accordance with Section 15.2 and 15.3 of the Terms and Conditions, Client shall reimburse tZERO for all expenses incurred in connection with the grant of access to the Primary Issuance Platform and the Purchased Services, including, by way of illustration and not limitation, all payment processor fees incurred as result of its investors funding investments through payment processors connected to the Primary Issuance Platform and charges for "know your customer"/"know your business" searches provided by third party vendors.

14. Warranties; Disclaimer.

14.1. Limited Performance Warranty. tZERO warrants that the Purchased Services will perform substantially as demonstrated in the Demonstration and will be free of material errors or defects, and that all Purchased Services will be performed in a good and workmanlike manner. If Client believes that tZERO is in violation of this limited performance warranty, Client shall notify tZERO and tZERO shall use reasonable commercial efforts to correct any error or defect. The foregoing shall be Client's sole remedy, and tZERO's sole obligation, for any violation of the warranty in this Section.

14.2. Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION, THE PRIMARY ISSUANCE PLATFORM AND PURCHASED SERVICES, AND ALL ASSISTANCE PROVIDED BY TZERO, INCLUDING ANY ACCOMPANYING MANUALS AND OTHER MATERIALS, ARE PROVIDED BY TZERO "AS IS," WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR ANY WARRANTY THAT THE PRIMARY ISSUANCE PLATFORM OR PURCHASED SERVICES WILL BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION, OR THAT THE PRIMARY ISSUANCE PLATFORM OR PURCHASED SERVICES WILL MEET CLIENT'S REQUIREMENTS, AND ANY WARRANTIES IMPLIED BY LAW, BY THE COURSE OF DEALING BETWEEN THE PARTIES, OR OTHERWISE, ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Responsibility for Operation. The parties agree that Client, and not tZERO, is solely responsible for the operation of the Primary Issuance Platform. The role of tZERO is only to provide the Purchased Services. tZERO does not act as a fiduciary, business or legal advisor, or co-venture. Client is solely responsible for ensuring that the Primary Issuance Platform is operated in accordance with applicable laws, for monitoring the content displayed on the Primary Issuance Platform, and for establishing the terms of its relationships with users of the Primary Issuance Platform. tZERO is not responsible for any information or content displayed on or transmitted through the Primary Issuance Platform.

16. Effect of Termination. Upon any termination of this Agreement, the License shall terminate and Client shall have no further rights in or to the Purchased Services. Provided that Client has paid all amounts due and otherwise complied with all of its material obligations under this Agreement, tZERO shall provide Client, in a standard database format, with all of the Client's data and other information at no additional charge.

tZERO

FOR TZERO:	**FOR CLIENT:**
TZERO TECHNOLOGIES, LLC	**Spirits Capital Corporation**
Signature: DocuSigned by: David Goone	Signature: DocuSigned by: Todd Sanders
Name: David Goone	Name: Todd Sanders
Title: CEO	Title: Chairman & CEO
Date: 11/15/2023	Date: 11/15/2023

Effective Date: DS VS tZERO Technologies, LLC LEGAL 11/15/2023

tZERO

SCHEDULE B-1
PURCHASED SERVICES

Functionality of the Primary Issuance Platform:

- Investor accessibility of offering materials prepared and provided by Client;
- Investor on-boarding and collection of investor information for review by Client and Broker in Primary Issuance Platform;
- Connectivity to payment processors for the purpose of funding investment commitments, with status of funding to accessible in the Primary Issuance Platform;
- Access to results of accreditation investor verifications for review by Client and Broker in Primary Issuance Platform;
- Electronic execution of Client subscription documentation by investors and Client;
- Connectivity to third-party AML vendors and accessibility of the results of all AML searches on all investors for review by Client and Broker in Primary Issuance Platform; and
- Tracking all investment commitments.

Support Services

tZERO shall respond to Client inquiries and requests related to the Purchased Services set forth above during the Offering.

Fees

Set-up Fee: $10,000, which shall be due upon the Effective Date, subject to additional fees for significant customization and recurring fee arrangements in the case of continuous or serial issuances.

Monthly Fee: $2,000 commencing on the launch of the Offering and continuing for the earlier of (a) the Term of this Exhibit or (b) the 12-month anniversary of the launch of the Offering. For the avoidance of doubt, tZERO and Client agree that the total Monthly Fee under this Exhibit shall not exceed $24,000.

Transaction Fee: $20 per investment commitment submitted to the Primary Issuance Platform; provided that aggregate Transaction Fees under this Exhibit shall be capped at $200,000.

Additional Services	
Reconciliation Report (required for escrow disbursements - e.g. Reg CF)	$150.00
AML Searches – Individual	$2.50
AML Searches - Corporation	$25.00

Aggregate Fees for Additional Services under this Exhibit shall not exceed $140,000.
Except for the Set-up Fee, all incurred Fees under this Exhibit shall be invoiced to the Client monthly.

tZERO

EXHIBIT C

ESCROW AGENT SERVICES FOR CONTINGENT OFFERING

This Exhibit ("**Exhibit**") is entered into by tZERO Securities, LLC, having an address for notice of 525 Washington Blvd, Suite 300, Jersey City, NJ 07310 (for purposes of this Exhibit and the Agreement formed by this Exhibit, "**tZERO**") and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions). By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions ("**Agreement**").

The Agreement specifies the terms and conditions applicable to Client's access to and use of tZERO escrow agent Services specified in this Exhibit (for purposes of this Exhibit, the "**Purchased Services**").

For purposes of the Agreement all references to "tZERO" in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a "party" or the "parties" refer collectively and interchangeably to Client and such tZERO entity. To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1. **AGREEMENT.** The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof. The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

2. **DEFINITIONS.** All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below. All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

"**Broker**" means tZERO Securities, LLC.

"**Business Days**" means days when banks are open for business in the State of Delaware.

"**Cash Investment**" means the number of Securities to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Offering Materials.

"**Cash Investment Instrument**" shall mean an Automated Clearing House ("**ACH**") or other instrument or form of payment of immediately available funds, made payable to, endorsed to or otherwise delivered to tZERO in the manner described in Section 5.1 hereof, in full payment for the Securities to be purchased by any Subscriber.

"**Escrow Agent**" means tZERO in its capacity as escrow agent hereunder.

"**Escrow Funds**" means the funds deposited with tZERO pursuant to this Escrow Agreement.

"**Expiration Date**" means the date so designated on ***Schedule C-1***.

"**Offerings**" means each offering of the Securities by the Client conducted in accordance with and as described in the Offering Materials.

"**Subscription Accounting**" means an accounting of all subscriptions for Securities received and accepted by Broker as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Broker of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Broker, or other termination, for whatever reason, of such subscription.

"**Successful Offering Notice**" means a written notification, signed by Broker, pursuant to which the Broker shall represent (1) all closing conditions for the initial closing of the Offering or a subsequent closing of

the Offering have been met, (2) that, to the best of Broker's knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Cash Investment for the number of Securities to be issued at closing have been received, deposited with and collected by tZERO, and Broker has confirmed such Cash Investment Instruments have "cleared" pursuant to tZERO's policies and procedures,] (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired.

3. **BACKGROUND.** Client has engaged Broker to act as broker/dealer of record for the sale of common stock, par value $0.0001 per share (the "**Securities**") in one or more offerings that are registered offering pursuant to the Securities Act of 1933, as amended, or exemption from registration. In accordance with the Client's offering memoranda or circular (together with any updates, supplements, or amendments thereto) and related materials (collectively, the "**Offering Materials**"), subscribers to each Offering (the "**Subscribers**" and individually, a "**Subscriber**") will be required to submit full payment for their respective investments at the time they enter into subscription agreements. In accordance with the Offering Materials, all payments in connection with subscriptions for Securities shall be sent directly to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it thereon in accordance with the terms of this Escrow Agreement and in compliance with the Securities Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules. In order to establish the escrow of funds and to effect the provisions of the Offering Materials, the parties hereto have entered into this Agreement.

4. **APPOINTMENT OF AND ACCEPTANCE BY TZERO.** Client and Broker hereby appoint tZERO to serve as Escrow Agent for each Offering, and tZERO hereby accepts such appointment in accordance with the terms of this Agreement.

5. **DEPOSITS INTO ESCROW.**

5.1. All Cash Investment Instruments shall be delivered directly to tZERO for deposit into the Escrow Account described on ***Schedule C-1*** hereto. Each such deposit shall be accompanied by the following documents:

a. Subscriber's name, social security number or taxpayer identification number, address and other information required for withholding purposes;

b. a Subscription Accounting; and

c. written instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY tZERO OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST CLIENT UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO CLIENT IN ACCORDANCE WITH SECTION 6.1 HEREOF.

5.2. Broker and Client understand and agree that all Cash Investment Instruments received by tZERO hereunder are subject to collection requirements of presentment and final payment. Upon receipt, tZERO shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 6.1 hereof and tZERO's clearing procedures for funds. If, upon presentment for payment, any Cash Investment Instrument is dishonored, tZERO's sole obligation shall be to notify Broker of such dishonor and to return such Cash Investment Instrument to the Investor should tZERO have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by tZERO, Client shall immediately reimburse tZERO upon receipt from tZERO of written notice thereof.

Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, tZERO's sole obligation shall be to notify Client and Broker, depending upon the source of the of the Cash Investment Instrument, of such fact and to return such Cash Investment Instrument to the Investor should tZERO have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable.

5.3. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order

of the Escrow Account and tZERO shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

6. **DISBURSEMENTS OF ESCROW FUNDS.**

6.1. **Completion of each Offering**. Subject to the provisions of Section 12 hereof, tZERO shall pay to Client the liquidated value of the Escrow Funds, by wire no later than one (1) business day following receipt of the following documents:

a. a Successful Offering Notice;

b. Subscription Accounting spreadsheet substantiating the sale of the Securities to be issued;

c. Instruction Letter (as defined below); and

d. Such other certificates, notices or other documents as tZERO shall reasonably require.

tZERO shall disburse the Escrow Funds by wire from the Escrow Account in accordance with joint written instructions signed by both the Client and Broker as to the disbursement of such funds (the "**Instruction Letter**") in accordance with this Section 6.1. Notwithstanding the foregoing, tZERO shall not be obligated to disburse the Escrow Funds to Client if tZERO has reason to believe that (a) Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Minimum Offering have not been received, deposited with and collected by tZERO, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete.

After the initial disbursement of Escrow Funds to Client pursuant to this Section 6.1, tZERO shall pay to Client any additional funds received with respect to the Securities, by wire, promptly after receipt. Additional disbursements shall be subject to the Client providing the following documentation:

(1) Subscription Accounting spreadsheet substantiating the sale of the Securities to be issued;

(2) Instruction Letter (as defined above) from Client; and

(3) Such other certificates, notices or other documents as tZERO shall reasonably require.

It is understood that any ACH transaction must comply with U.S. laws and NACHA rules. However, tZERO is not responsible for errors in the completion, accuracy, or timeliness of any transfer properly initiated by tZERO in accordance with joint written instructions occasioned by the acts or omissions of any third-party financial institution or a party to the transaction, or the insufficiency or lack of availability of your funds on deposit in an external account.

IN ALL CASES, TZERO SHALL NOT BE OBLIGATED TO DISBURSE THE ESCROW FUNDS TO CLIENT IF SUCH FUNDS HAVE NOT "CLEARED" IN ACCORDANCE WITH ITS INTERNAL POLICIES AND PROCEDURES.

6.2. **Rejection of Any Subscription or Termination of the Offering**. No later than three (3) business days after receipt by tZERO of written notice (i) from Client that the Client intends to reject a Subscriber's subscription, (ii) from Client, Broker that there will be no closing of the sale of Securities to Subscribers for an Offering, (iii) from any federal or state regulatory authority that any application by Client to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Materials and has remained in effect for at least twenty (20) days, tZERO shall pay to the applicable Subscriber(s), by ACH , the amount of the Cash Investment paid by each Subscriber.

6.3. **Expiration of Offering Period**. Notwithstanding anything to the contrary contained herein, if tZERO shall not have received a Successful Offering Notice on or before the Expiration Date for an Offering, tZERO shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Broker or Client, return to each Subscriber, by ACH, the Cash Investment made by such Subscriber.

7. **SUSPENSION OF PERFORMANCE OR DISBURSEMENT INTO COURT.** If, at any time, (i) there shall exist any dispute between Broker, Client, tZERO, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of tZERO hereunder, or (ii) if at any time tZERO is unable to determine, to tZERO's reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or tZERO's proper actions with respect to its obligations hereunder, or (iii) if Broker and Client have not within 30 days of the furnishing by tZERO of a notice of resignation pursuant to Section 9 hereof

appointed a successor tZERO to act hereunder, then tZERO may, in its reasonable discretion, take either or both of the following actions: (a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of tZERO or until a successor to tZERO shall have been appointed (as the case may be) and/or (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to tZERO, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

tZERO shall have no liability to Broker, Client, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of tZERO.

8. **Investment of Funds**. tZERO will not commingle Escrow Funds received by it in escrow with funds of others and shall not invest such Escrow Funds. The Escrow Funds will be held in a non-interest bearing account.

9. **Resignation of tZERO**. tZERO may resign and be discharged from the performance of its duties hereunder at any time by giving fifteen (15) business days prior written notice to the Broker and the Client specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Broker and Client jointly shall appoint a successor to tZERO hereunder prior to the effective date of such resignation. The retiring tZERO shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor tZERO, after making copies of such records as the retiring tZERO deems advisable. After any retiring of tZERO's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was escrow agent under this Agreement. Any corporation or association into which tZERO may be merged or converted or with which it may be consolidated shall be the escrow agent under this Agreement without further act.

10. **Liability of tZERO**.

10.1. tZERO undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. tZERO shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation the Offering Materials. tZERO shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that tZERO's gross negligence or willful misconduct was the primary cause of any loss to the Client, Broker or any Subscriber. tZERO's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. tZERO shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. tZERO may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which tZERO shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall tZERO be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if tZERO has been advised of the likelihood of such loss or damage and regardless of the form of action. tZERO shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Offering Materials, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, tZERO shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Client, Broker and/or any Subscriber. tZERO shall not be responsible or liable in any manner for the performance by Client or any Subscriber of their respective obligations under any subscription agreement nor shall tZERO be responsible or liable in any manner for the failure of Client, Broker or any third party (including any Subscriber) to honor any of the provisions of this Agreement. tZERO may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any reasonable liability whatsoever in acting in accordance with the reasonable opinion or instruction of such counsel. Client shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

10.2. tZERO is authorized, in its sole discretion, to comply with orders issued or process entered by

any court with respect to the Escrow Funds, without determination by tZERO of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, tZERO is authorized, in its reasonable discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if tZERO complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing, tZERO shall provide the Client, Broker with immediate notice of any such court order or similar demand and the opportunity to interpose an objection or obtain a protective order.

11. INDEMNIFICATION OF TZERO. From and at all times after the date of this Agreement, Client shall, to the fullest extent permitted by law, defend, indemnify and hold harmless tZERO and each director, officer, employee, attorney, agent and affiliate of tZERO (collectively, the "**Indemnified Parties**") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Client, Broker whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement, the Purchased Services or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Client. The obligations of Client under this Section shall survive any termination of this Agreement and the resignation or removal of tZERO.

12. COMPENSATION TO TZERO.

12.1. Fees and Expenses. Client shall pay tZERO all Fees in accordance with ***Schedule C-1*** attached hereto. Subject to the Expense Cap in accordance with Section 15.2 and 15.3 of the Terms and Conditions, Client shall reimburse tZERO for all of its expenses incurred in connection with the Purchased Services, including, by way of illustration and not limitation, attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The obligations of Client under this Section 12 shall survive any termination of this Agreement and the resignation or removal of tZERO.

12.2. Disbursements from Escrow Funds to Pay tZERO. tZERO is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Client's rights thereto), the payment of the full amount of any Fees, and, subject to the Expense Cap, reimbursement of all incurred expenses, due and payable hereunder (including any amount to which tZERO or any Indemnified Party is entitled to seek indemnification pursuant to Section 11 hereof). Without limiting the foregoing, upon closing of the sale of any Securities to Subscribers, tZERO may disburse from the from the Escrow Funds any such Fees or incurred expenses due but unpaid prior to return of any remaining Escrow Funds to Client. tZERO shall notify Client of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Client copies of all related invoices and other statements.

12.3. Security and Offset. Client hereby grants to tZERO and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Client's rights thereto) to secure all obligations hereunder, and tZERO and the Indemnified Parties shall have the right to offset the amount of any compensation

or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 11 hereof) against the Escrow Funds (only to the extent of Client's rights thereto). If for any reason the Escrow Funds available to tZERO and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Client shall promptly pay such amounts to tZERO and the Indemnified Parties upon receipt of an itemized invoice.

13. REPRESENTATIONS AND WARRANTIES.

13.1. Each of Broker and Client respectively makes the following representations and warranties to tZERO:

a. It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b. This Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

c. The execution, delivery, and performance of this Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Materials, has been properly described therein in all material respects.

d. It hereby acknowledges that the status of tZERO is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that tZERO has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of the investment therein and that the name of tZERO has not and shall not be used in any manner in connection with the offer or sale of the Securities other than to state that tZERO has agreed to serve as escrow agent for the limited purposes set forth herein.

e. All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

13.2. Client further represents and warrants to tZERO that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

13.3. Broker further represents and warrants to tZERO that the deposit with tZERO of Cash Investment Instruments hereof shall be deemed a representation and warranty by tZERO that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Materials.

14. IDENTIFYING INFORMATION. Client and Broker acknowledge that a portion of the identifying information set forth on ***Schedule C-1*** is being requested by tZERO in connection with the USA Patriot Act, Pub.L.107-56 (the "**Act**"). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

15. TERMINATION. In addition to the termination provisions in the Terms and Conditions, upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and tZERO shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

tZERO

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR ESCROW AGENT:

tZERO Securities, LLC

Signature: Alex Vlastakis

Name: Alex Vlastakis

Title: President

Date: 11/15/2023

FOR CLIENT:

Spirits Capital Corporation

Signature: Todd Sanders

Name: Todd Sanders

Title: Chairman & CEO

Date: 11/15/2023

VS tZERO Securities, LLC LEGAL 11/15/2023

FOR BROKER:

TZERO SECURITIES, LLC

Signature: Alex Vlastakis

Name: Alex Vlastakis

Title: President

Date: 11/15/2023

VS tZERO Securities, LLC LEGAL

Effective Date: 11/15/2023

tZERO

SCHEDULE C-1

1. **Definitions.**
   a. "Expiration Date" means twelve months from the qualification of the Offering.

2. **ACH Instructions For tZERO Securities, LLC**
   Institution:
   ABA:
   Account Name:
   Account Number:
   FFC: OFFERING NAME AND INVESTOR NAME

3. **Fees:** Escrow Administration Fee - $1,000 per Offering

The Escrow Administration Fee is payable upon execution of the escrow documents.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when tZERO is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, will be billed separately.